Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico's FAS, Inc. Updates Fourth Quarter Outlook, Comments on Expected Impact from Tax Reform and Announces Participation in the 2018 ICR Conference

Fort Myers, FL - January 8, 2018 - Chico’s FAS, Inc. (NYSE: CHS) (the “Company”) today announced that the Company is updating its outlook for the fiscal 2017 fourth quarter ending February 3, 2018.

Based on results to date, the Company anticipates fourth quarter total comparable sales in the negative 5% to negative 7% range, an improvement on its previous outlook of negative high single-digits. As previously announced, approximately $30 million in sales from the 53rd week of fiscal 2017 are not included in the comparable sales calculation for the Company’s outlook.

The Company continues to expect fourth quarter gross margin rate to be approximately flat to up slightly, in line with its previous outlook. SG&A expenses for the fourth quarter are expected to be approximately flat to last year, after incorporating costs from the 53rd week.

The Company will release its full fourth quarter and fiscal 2017 results on February 28, 2018 and will host a conference call to review financial results on that date. Details for the conference call will be announced at a later time.

U.S. Tax Reform

The Company has completed a preliminary analysis of the impact of the Tax Cuts and Jobs Act of 2017 signed into law on December 22, 2017 on its business. The law includes significant changes to the U.S. corporate income tax system, including a Federal corporate rate reduction from 35% to 21% and limitations on the deductibility of interest expense and executive compensation. At this time, the Company anticipates that the fiscal 2018 effective tax rate will be in the range of 26% to 28%. This compares to a pre-tax reform expected effective tax rate of approximately 38%.

ICR Conference

Chico’s will participate in the 2018 ICR Conference to be held at the JW Marriott Orlando Grande Lakes in Orlando, Florida on January 8 - 10, 2018. Management is scheduled to host a “Fireside Chat” on Monday, January 8, 2018 at 11:30 AM ET, which will be webcast live and available for 12 months in the Investor Relations section of the Company’s website at www.chicosfas.com.

About Chico’s FAS, Inc.

The Company, through its brands - Chico's, White House Black Market and Soma, is a leading omni-channel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates and complementary accessories.

As of October 28, 2017, the Company operated 1,474 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico’s FAS, Inc., please go to our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance. These statements, including without limitation statements made regarding anticipated fourth quarter financial performance and those made in the section entitled “U.S. Tax Reform” relate to expectations concerning matters that are not historical fact and may include the words or phrases such as “will,” “should,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “approximately,” “our planning assumptions,” “future outlook,” and similar expressions. Except for historical information, matters discussed in such statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, we cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in the general economic and business environment; changes in the general or specialty retail or apparel industries; the availability of quality store sites; the ability to successfully execute and achieve the expected results of our business strategies, particular strategic initiatives, and organizational redesign; the integration of our new management team; changes in the political environment that create consumer uncertainty; significant changes to product import and distribution costs (such as unexpected consolidation in the freight carrier industry, and the impact associated with our shift to a predominantly FOB shipping structure); new or increased taxes or tariffs; significant shifts in consumer behavior; and those other factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, including management’s discussion and analysis therein, its filings on Form 10-Q, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Executive Contact:
Julie Lorigan
Vice President - Investor Relations,
Public Relations and Corporate Communications
Chico’s FAS, Inc.
(239) 346-4199